Exhibit 10.14 (i)
Non Disclosure Agreement
Whereas Topspin Medical (Israel) Ltd. (the “Disclosing Party”) is willing to disclose to the undersigned (the “Recipient”) the Confidential Information (as defined below), the Recipient does hereby declare and undertake towards the Disclosing Party as follows:
1.	The term “Confidential Information” shall mean information regarding the activities and business of Disclosing Party, its parent companies, subsidiary companies and any other affiliates of Disclosing Party, in oral, written, graphic, or in any other form, including without limitation, concepts, techniques, processes, methods, systems, designs, drawings, photographs, models, prototypes, computer programs, research materials, formulas, development or experimental work, work in progress, inventions, cost data, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer and supplier lists, and information relating to the technology developed by the Disclosing Party, any of its parent companies, subsidiary companies and any other affiliates of Disclosing Party.

2.	The Confidential Information shall be used by the Recipient for the sole purpose of discussing the possibility of a business relationship with the Disclosing Party.

3.	The Recipient hereby acknowledges that the Confidential Information is highly confidential, and undertakes that, for a period of four (4) years from the date set forth above, without the prior written consent of the Disclosing Party, the Recipient (i) shall treat and maintain the Confidential Information as confidential, utilizing at least the same degree of care the Recipient uses to protect its own confidential information; (ii) shall not disclose the Confidential Information to any third party whether or not for consideration; (iii) shall not use the Confidential Information for any purpose other than the limited purpose mentioned in Section 2 above; and (iv) shall not at any time make, reproduce, copy or duplicate by any means, from memory or otherwise, in whole or in part, any of the Confidential Information and shall not allow any of its employees, agents, representatives or others acting on its behalf to do so.

4.	The undertakings set forth in Section 3 above shall not apply to the extent that: (i) the Confidential Information is in the public domain at the time of disclosure, except by the breach of the Recipient of its obligations hereunder; or (ii) the Confidential Information is received by the Recipient from a third party, which was not under an obligation of confidentiality; or (iii) it can be proven by documentary evidence to have been in Recipient’s possession at the time of execution hereof and was not acquired directly or indirectly under obligations of secrecy to Disclosing Party.

5.	The Recipient undertakes to disclose the Confidential Information only to those of its consultants and employees who have to be so informed in order to ensure its proper evaluation, on a “need-to-know” basis. The Recipient will be responsible and liable for ensuring that the obligations of confidentiality and non-use contained herein are observed by said consultants, employees and affiliates.

6.	The Confidential Information and all right, title and interest therein will remain at all times the exclusive property of Disclosing Party. Nothing hereunder may be construed as granting any right, warranty or license by implication or otherwise under any patent, copyright, know-how or design rights, or other form of protection of industrial or intellectual property, or as creating any obligation on the part of Disclosing Party to enter into any business relationship whatsoever or to offer for sale any service or product.

7.	Immediately upon Disclosing Party’s first request, Recipient shall return to Disclosing Party all Confidential Information, and any copies thereof, as well as any notes, memoranda or other writings or documentation which contain or pertain to the Confidential Information or any portion thereof, shall erase all electronic records thereof and shall so certify to Disclosing Party in writing.

Recipient:	[signature]
Name:	[print name]
Address:
Date: